Exhibit 10.1

SHANGPHARMA CORPORATION

2008 Equity and Performance Incentive Plan,

as Amended and Restated on February 24, 2010

1.	Purpose. The purpose of the 2008 Equity and Performance Incentive Plan, as amended and restated on February 24, 2010 (the “Plan”) is to attract, motivate and retain employees, non-employee directors, officers and consultants of ShangPharma Corporation, a company organized and existing under the laws of the Cayman Islands, and its Subsidiaries; to provide to such persons incentives to stay with the Company and make contributions to the Company in the future; to demonstrate management continuity to potential investors; and to provide long-term compensation that is competitive with similarly-situated companies;

2.	Definitions. As used in this Plan,

(a)	“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate and securities laws of the Cayman Islands, the PRC tax laws, rules, regulations and government orders, the rules of any applicable Share exchange or national market system, and the laws and the rules of any jurisdiction applicable to Awards granted to residents therein.

(b)	“Award” means any award under this Plan, including any award of Options.

(c)	“Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to the Committee (or subcommittee thereof) pursuant to Section 10 of this Plan, such Committee (or subcommittee). For the avoidance of doubt, to the extent that any action to be taken by the Board or the Committee pursuant to this Plan (including the adoption, amendment or termination hereof) requires the consent of the Series A Directors pursuant to the Memorandum and Articles of Association of the Company then in effect or the Investors’ Rights Agreement with respect to the Company dated September 7, 2007, as amended, such action shall not be valid unless the consent of the Series A Directors has been duly obtained.

(d)	“Cause” means, with respect to any employee, any of the reasons which would allow the Company to terminate an employee for “cause” as provided for in his or her employment agreement, including, but not limited to, if i) the employee has been proven unable to satisfy the requirements or working standards of the Company during the employee’s probation period; ii) the employee has engaged in any competitive, fraudulent, or any other dishonest behavior against the Company, whether or not such behavior has caused actual economic damage to the Company; iii) the employee has seriously breached the rules of employment of the Company; iv) the employee has been seriously derelict in duties or engaged in misconducts, causing material harm to the interests of the Company; v) the employee has been charged with a criminal offense, or punished with detention or rehabilitation through labor for his or her violation of Applicable Law; or vi) the employee violates his or her noncompete or confidentiality obligations or duties specified in his or her employment contract. With respect to any non-employee Participant, to the extent “cause” is not defined in the Participant’s agreement or understanding between the Company or any Subsidiary (i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any material breach by the Participant of any provision of any agreement or understanding between the Company or any Subsidiary and the Participant regarding the terms of the Participant’s service as a non-employee director, officer or consultant to the Company or a Subsidiary, other than as a result of having a Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company or a Subsidiary and the Participant, (iv) Participant’s disregard of the policies of the Company or any Subsidiary so as to cause loss, damage or injury to the property, reputation or employees of the Company or a Subsidiary, or (v) any other misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or a Subsidiary.

(e)	“Change of Control” means, except as may be otherwise prescribed by the Board in an Evidence of Award, if at any time any of the following events shall have occurred:

(i) The stockholders approve a sale of the Company for cash consideration.

(ii) any consolidation, amalgamation trade sale, merger, corporate reorganization or other transaction, in which the stockholders of the Company immediately prior to such consolidation, amalgamation trade sale, merger, corporate reorganization or other transaction, own less than 50% of the Company’s voting power immediately after such consolidation, amalgamation trade sale, merger, corporate reorganization or other transaction, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, but excluding any transaction affected solely for tax purposes or to change the Company’s domicile; or a sale, lease or other disposition of all or substantially all of the assets of the Company

(iii) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(f)	“Committee” means the compensation committee or such other committee as created and appointed by the Board to administer the Plan and having such powers as shall be specified by the Board, unless the powers of the Committee have been specifically limited by Board action, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law, or if no committee is created and appointed, the Board.

(g)	“Company” means ShangPharma Corporation, a company organized and existing under the laws of the Cayman Islands, or any successor corporation thereto.

(h)	“Date of Grant” means the date specified by the Board on which a grant of Options will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(i)	“Director” means a member of the Board of Directors of the Company.

(j)	“Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Subsidiary because of the sickness or injury of the Participant.

(k)	“Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.

(l)	“Exercise Price” means the price at which a holder of an Option may purchase the Ordinary Shares issuable upon exercise of the Option.

(m)	“Fair Market Value” means, as of any particular date, the fair market value of one Share of the Company as determined by the Board, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Share is listed on a national or other regulated securities exchange or market system, the Fair Market Value of a Share shall be the closing price of a Share (or the mean of the closing bid and asked prices of a Share if the Share is so quoted instead) as quoted on the national or regional securities exchange or market system constituting the primary market for the Shares, as reported in such source as the Company deems reliable. If the relevant date does not fall on a day on which the Share has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Share was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.

(ii) If, on such date, the Share is not listed on a national or regional securities exchange or market system, the Fair Market Value of a Share shall be as determined by the Board in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

(n)	“Option” means an award of an option to purchase Shares pursuant to Section 4 of this Plan.

(o)	“Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an employee, non-employee director, officer or consultant of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant. The term “Participant” shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(p)	“PRC” means the People’s Republic of China.

(q)	“Series A Directors” means the Directors appointed by TPG.

(r)	“Shares” means the ordinary shares of the Company, par value US$0.001 per share, or any security into which such Shares may be changed by reason of any transaction or event of the type referred to in Section 6 of this Plan.

(s)	“Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company.

(t)	“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, which the Participant has for any reason, ceased to provide services as an employee, non-employee director, officer and consultant of the Company or a Subsidiary. A Participant will not be deemed to have ceased to provide services in the case of sick leave, military leave or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days (a) unless reinstatement upon the expiration of such leave is guaranteed by contract or statute, or (b) unless provided otherwise pursuant to formal policy adopted from time to time by the Company’s Board and issued and promulgated in writing. In the case of any Participant on sick leave, military leave or an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the Company or a Subsidiary as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Evidence of Award. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

(u)	“TPG” means TPG Star Charisma Ltd., and TPG Biotech II Charisma Ltd.

3.	Shares Available Under the Plan.

(a)	Subject to adjustment as provided in Section 6 of this Plan, the number of Shares that may be issued or transferred upon the exercise of Options shall not exceed in the aggregate 36,562,358 Shares. In addition to the Shares authorized by the preceding sentence, to the extent any award under this Plan otherwise terminates without the issuance of some or all of the Shares underlying the award to a Participant or if any Option under this Plan terminates without having been exercised in full, the Shares underlying such Award, to the extent of any such forfeiture or termination, shall be available for future grant under this Plan and credited toward the Plan limit. Such Shares may be Shares of original issuance or Shares that have been previously issued, made available to or acquired by the Company or a combination of the foregoing. Subject to Section 11(a), the Board may, at any time, increase or reduce the number of Shares subject to this Plan, but not below the number of Shares then issuable upon outstanding, unexercised Options.

(b)	The total number of Shares available under this Plan as of a given date shall not be reduced by any Shares relating to prior awards that have expired or have been forfeited or cancelled. Notwithstanding anything to the contrary contained herein: (i) the number of Shares tendered or otherwise used in payment of the Exercise Price of an Option shall nonetheless reduce the aggregate plan limit described above and (ii) the number of Shares withheld by the Company to satisfy any tax withholding obligation shall reduce the aggregate plan limit described above.

(c)	Upon payment in cash of a benefit provided by any Award granted under this Plan, any Shares that were covered by that Award shall again be available for issue or transfer hereunder.

4.	Options. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements contained in the following provisions:

(a)	Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)	Each grant will specify an Exercise Price per Share, which, may be more or less than the Fair Market Value of the Shares on Date of Grant, provided that any grant to Participants who are U.S. citizens or tax payers will comply with Section 409A of the U.S. Internal Revenue Code of 1986, as amended.

(c)	Each grant will specify whether the Exercise Price will be payable:

(i)	in cash or by check acceptable to the Company in a currency determined by the Committee;

(ii)	by tender of a full recourse promissory note having such terms as may be approved by the Committee;

(iii)	to the extent authorized by the Committee, by the actual or constructive transfer to the Company of Shares owned by the Participant for at least six months having a value at the time of exercise equal to the total Exercise Price;

(iv)	with respect only to purchases upon exercise of an Option, to the extent permitted by law, and provided that a public market for the Company’s shares exists, through the proceeds of sale through a broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates;

(v)	by any combination of the foregoing; or

(v)	by any such other method approved by the Board.

(d)	Successive grants may be made to the same Participant whether or not any Option previously granted to such Participant remains unexercised.

(e)	Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable. Notwithstanding the foregoing, any such grant of Options may provide for the immediate exercisability of the Option.

(f)	Any grant of Options may specify management objectives that must be achieved as a condition to the exercise of such rights.

(g)	The Board reserves the discretion after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; (ii) the availability of a loan at exercise; (iii) the right to tender in satisfaction of the Exercise Price nonforfeitable, unrestricted Shares, which are already owned by the Participant and have a value at the time of exercise that is equal to the Exercise Price.

(h)	Each grant of Options will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and shall contain such terms and provisions as the Board may approve.

5.	Transferability.

(a)	Except as otherwise determined by the Board, no Award granted under this Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Board and permitted by Applicable Law, Options shall be exercisable during the Participant’s lifetime only by him or her or by his or her guardian or legal representative.

(b)	The Board may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or (ii) no longer subject to the risk of forfeiture and restrictions on transfer referred to in this Plan, will be subject to further restrictions on transfer.

6.	Adjustments. The Board shall make or provide for such adjustments in the number of Shares covered by outstanding Options granted hereunder, in the Exercise Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any share dividend, share split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Board shall also make or provide for such adjustments in the number of Shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 6.

7.	Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

8.	Withholding Taxes. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all applicable withholding requirements on any Award under the Plan, and the Company may defer issuance of Shares until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have Shares otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired Shares, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant’s estimated total tax obligation associated with the transaction.

9.	Multiple Jurisdictions. In order to facilitate the making of any grant under this Plan, the Board may provide for such special terms for Awards to Participants who are employed by the Company or any of its Subsidiaries in any particular jurisdiction other than the PRC, or who are nationals of any particular jurisdiction other than the PRC, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. In addition, the Board may approve such supplements to or restatements or alternative versions of this Plan, including, without limitation, a sub-plan to this Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Company Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

10.	Administration of the Plan.

(a)	This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Committee (or a subcommittee thereof), as constituted from time to time. To the extent permitted by law, the Board may otherwise delegate any of its authority under the Plan to any person or persons. A majority of the Committee (or subcommittee) will constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee (or subcommittee). To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such Committee or subcommittee.

(b)	The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Options and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Board will be liable for any such action or determination made in good faith.

11.	Amendments and Miscellaneous.

(a)	The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with Applicable Law or the rules of the principal securities exchange upon which the Shares are traded or quoted, will not be effective unless and until such approval has been obtained. Nothing herein shall be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans or otherwise with or without further shareholder approval.

(b)	The Board also may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(c)	The Board may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d)	Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Company any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

(e)	Option Awards may be subject to accelerated vesting and conversion into Shares, as applicable, as determined by the Board (including the Series A Directors), in its sole discretion, or upon a Change of control, or public offering of the shares on a national securities exchange or other regulated market system, as provided in the evidence of Award.

(f)	This Plan shall not confer upon any Participant any right with respect to employment or other service with the Company or any Subsidiary (including, without limitation, continuation of employment), nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time, with or without Cause.

(g)	The terms of employment of an employee shall not be affected by the execution of this Plan. Awards granted under this Plan shall not form a part of the terms of employment of an employee or entitle such employee to take into account Awards granted under this Plan when calculating any compensation or damages upon Termination of such employee’s employment for any reason.

(h)	This Plan shall be effective immediately upon its adoption by the Board (including the Series A Directors).

12.	Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the Cayman Islands.

13.	Compliance with Law. The grant of Awards and the issuance of Shares in connection with such Awards under this Plan shall be subject to compliance with all applicable requirements of the laws of the PRC, the laws of the Cayman Islands, and all other Applicable Laws with respect to the issuance of securities. Options may not be exercised if the issuance of Shares would constitute a violation of any Applicable Laws or the requirements of any stock exchange or market system upon which the Shares may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Options, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law and to make any representation or warranty with respect thereto as may be requested by the Company.

14.	Termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the Board, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.